Exhibit 99.1

Press Release

Cowen Group, Inc. Prices Offering of

$130 Million 3.0% Cash Convertible Senior Notes Due 2019

New York, March 4, 2014 — Cowen Group, Inc. (NASDAQ: COWN) (“Cowen” or the “Company”) today announced the pricing of its offering of $130 million aggregate principal amount of 3.0% cash convertible senior notes due 2019. The notes are being offered and sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The Company also granted the initial purchasers of the notes an option to purchase up to an additional $19.5 million aggregate principal amount of notes on the same terms and conditions. The offering is expected to close on March 10, 2014, subject to customary closing conditions.

Interest will be payable on the notes semi-annually at a rate of 3.0% percent per annum on March 15 and September 15 of each year, commencing September 15, 2014. Prior to September 15, 2018, the notes will be convertible solely into cash under certain conditions and during certain periods based on the value of the Company’s Class A common stock.  On or after September 15, 2018, the notes will be convertible solely into cash without regard to such conditions. The conversion rate for the notes will initially be 187.6173 shares of Cowen’s Class A common stock per $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $5.33 per share of Cowen’s Class A common stock. The initial conversion price of the notes represents a premium of approximately 30% to the $4.10 per share last reported sale price of Cowen’s Class A common stock on March 4, 2014. The notes will mature on March 15, 2019, unless earlier repurchased or converted into cash in accordance with their terms prior to such date. The notes will not be convertible into Cowen’s Class A common stock or any other security under any circumstances. The Company will not have the right to redeem the notes prior to maturity. When issued, the notes will be unsecured obligations of Cowen.

In connection with the pricing of the notes, the Company entered into a cash convertible note hedge transaction with an affiliate of Nomura Securities International, Inc. (the “Option Counterparty”).  The Company also entered into a warrant transaction with the Option Counterparty, and the related warrants have an exercise price that is 75% higher than the last reported sale price per share of the Company’s Class A common stock on March 4, 2014. The cash convertible note hedge transaction is expected to reduce the Company’s exposure to potential cash payments in excess of the principal amount of converted notes that the Company may be required to make upon conversion of the notes. The warrant transaction will separately have a dilutive effect to the extent that the market value per share of the Company’s Class A common stock exceeds the applicable strike price of the warrants.  If the initial purchasers exercise their option to purchase additional notes, the Company intends to increase the size of the cash convertible note hedge and to enter into an additional warrant transaction.

Nomura Securities International, Inc. and Cowen and Company, LLC are acting as book-running managers for the offering.

In connection with establishing its initial hedge of the cash convertible note hedge and warrant transactions, the Option Counterparty or an affiliate thereof expects to purchase shares of the Company’s Class A common stock and/or enter into various derivative transactions with respect to the Company’s Class A common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of the Company’s Class A common stock at that time.

In addition, the Option Counterparty or an affiliate thereof may modify its hedge position from time to time by entering into or unwinding various derivatives with respect to the Company’s Class A common stock and/or purchasing or selling the Company’s Class A common stock or other securities of the Company in secondary market transactions (and is likely to do so during any observation period related to a conversion of notes). This activity could also cause or avoid an increase or a decrease in the market price of the Company’s Class A common stock.

The Company estimates that the net proceeds of the offering will be $126.7 million (or $145.8 million if the initial purchasers’ option to purchase additional notes is exercised in full), after deducting the initial purchasers’ discounts and commissions (other than Cowen and Company’s discounts and commissions) and estimated offering expenses.

The Company expects to use approximately $17.8 million of the net proceeds from this offering to pay the cost of the cash convertible note hedge transaction (after such cost is partially offset by proceeds from the sale of the warrants).

The Company expects to use approximately $340,000 of the net proceeds of the offering to repurchase shares of its Class A common stock from purchasers of the notes in privately negotiated transactions, which are expected to be consummated substantially concurrently with closing of the offering.  The price of the Class A common stock repurchased in these transactions is expected to equal the closing price per share of the Company’s Class A common stock on the date of the pricing of the offering. Repurchases of shares of the Company’s Class A common stock could increase, or prevent a decrease in, the market price of the Company’s Class A common stock or the notes.  In the case of repurchases effected concurrently with this offering, this activity could affect the market price of the Company’s Class A common stock concurrently with the pricing of the notes, and could result in a higher effective conversion price for the notes.

The Company intends to apply the remaining net proceeds from the sale of the notes for general corporate purposes.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the notes or any other securities, nor will there be any sale of notes or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offer and sale of the notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

About Cowen Group, Inc.

Cowen Group, Inc. is a diversified financial services firm and, together with its consolidated subsidiaries, provides alternative asset management, investment banking, research, and sales and trading services through its two business segments: Ramius and its affiliates makes up the Company’s alternative investment segment, while Cowen and Company and its affiliates make up the Company’s broker-dealer segment. Ramius provides alternative asset management solutions to a global client base and manages a significant portion of Cowen’s proprietary capital. Cowen and Company and its affiliates offer industry focused investment banking for growth-oriented companies, domain knowledge-driven research and a sales and trading platform for institutional investors. Founded in 1918, the firm is headquartered in New York and has offices located in major financial centers around the world.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements provide the Company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements, including without limitation, whether or not the Company will offer the notes or consummate the offering, enter into the convertible note hedge transactions or the separate warrant transactions, the anticipated terms of the notes and the offering, and the anticipated use of the proceeds of the offering.  The Company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission. The Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available at our website at

www.cowen.com and at the Securities and Exchange Commission website at www.sec.gov. Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

SOURCE:	Cowen Group, Inc.
CONTACT:	Stephen Lasota
212-845-7919

Cowen Group, Inc.